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                      SUNAMERICA STRATEGIC INVESTMENT SERIES, INC.

                                        BY-LAWS

                                       ARTICLE I
                                      STOCKHOLDERS

     SECTION 1.01. ANNUAL MEETING. The Corporation is not required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If the Corporation is required by the Investment Company Act to hold a meeting of stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. Except as the charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of stockholders may be called by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called as may be required by law.

     SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

     SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.
The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

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     SECTION 1.05.  QUORUM; VOTING.  Unless statute or the charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     SECTION 1.08. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number of shares held by each and certified by the transfer agent or by the Secretary, shall be furnished by the Secretary.


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     SECTION 1.09.  CONDUCT OF BUSINESS.  At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by one or more inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

     SECTION 1.10 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

     SECTION 1.11.  ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 1.11.

     To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.


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     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.11. If the chairman of the meeting determines that nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

      SECTION 1.12. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETING. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section 1.12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this Section 1.12.

     To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be


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timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.11 or in this Section 1.12, PROVIDED, HOWEVER, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.11 or in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

                               ARTICLE II

                           BOARD OF DIRECTORS

     SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the charter or By-Laws. The Board may delegate the duty of management of the assets and the administration of the day-to-day operations of the Corporation to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of renewals thereof, required by the Investment Company Act.

     SECTION 2.02. NUMBER OF DIRECTORS. The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are fewer than


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three stockholders, the number of directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

     SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

     SECTION 2.04. REMOVAL OF DIRECTOR. Unless statute or the charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

     SECTION 2.05. VACANCY ON BOARD. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Unless otherwise provided by statute or the charter, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

     SECTION 2.06. REGULAR MEETINGS. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with Section 2.08, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

     SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

     SECTION 2.08. NOTICE OF MEETING. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is


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delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless statute, these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     SECTION 2.09. ACTION BY DIRECTORS. Unless statute or the charter or the By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless otherwise provided by statute or regulation, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

     SECTION 2.10. PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Unless provided otherwise by statute or regulation, participation in a meeting by these means constitutes presence in person at the meeting.

     SECTION 2.11. COMPENSATION. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are affiliates of any entity serving as investment adviser or administrator of the Corporation need not be paid for attendance at meetings of the board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

     SECTION 2.12. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman or the


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President.  Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman or the President.

     SECTION 2.13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                               ARTICLE III

                               COMMITTEES

     SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by telephone in accordance with the provisions of Section 2.10.

    SECTION 3.03. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the charter and these By-Laws, any two or more


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available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section
3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

                                  ARTICLE IV

                                  OFFICERS

     SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Corporation shall have a President, a Secretary and a Treasurer. It may also have a Chairman. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the Chairman, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman, or if there be none, the President shall be the chief executive officer. The same person may hold both offices. The Corporation may also have one or more Vice-Presidents, assistant officers and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman shall be a director. The other officers may be directors.

     SECTION 4.02. CHAIRMAN. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise specified by the Board of Directors, he shall be the chief executive officer of the Corporation and perform the duties customarily performed by chief executive officers, and may perform any duties of the President. In general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

     SECTION 4.03. PRESIDENT. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise


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specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers. He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform all duties usually performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

     SECTION 4.04. VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall have such other powers and perform such other duties and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.05. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he shall perform all duties incident to the office of a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he shall perform all duties incident to the office of a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.07. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary or


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

Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.08. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be elected or appointed to hold their respective offices during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

     SECTION 4.09. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                  ARTICLE V

                                    STOCK

     SECTION 5.01. CERTIFICATES FOR STOCK. If the Board of Directors authorizes the issue of a class or series of stock with certificates, each holder of shares of that class or series, upon written request therefor in accordance with such procedures as may be established by the Board from time to time, is entitled to certificates which represent and certify the shares of that class or series he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class or series of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. Upon the issuance of uncertificated shares of


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

capital stock, the Corporation shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities. It shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement, or transaction as provided by law and with such statement on future payments as required by law.

     SECTION 5.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 5.03. RECORD DATE AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 5.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or series which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

     SECTION 5.05. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation, and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 5.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, including the requirement that the owner furnish a bond as indemnity against any claim that may be made against the Corporation in respect of the lost, stolen or destroyed certificate, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                  ARTICLE VI

                                   FINANCE

     SECTION 6.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     SECTION 6.02. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a statement of net assets and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be placed on file at the Corporation's principal office within 120 days after the end of the fiscal year.

     SECTION 6.03. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve-calendar-month period ending October 31 in each year, unless otherwise provided by the Board of Directors.

     SECTION 6.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the charter of the Corporation.

     SECTION 6.05. NET ASSET VALUE. The net asset value per share of each class or series of stock shall be determined no less frequently than as of the end of each month. In valuing portfolio investments for the determination of the current net asset value per share of any class or series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Board of Directors or the person designated by the Board of Directors to make the determination, most nearly represent the current market value of such securities, and other securities and assets shall be valued on the basis of their fair value as determined by or pursuant to the direction of the Board of Directors, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be determined based on yields for securities of comparable maturity, quality and type, or using the amortized cost method of valuation.

     SECTION 6.06. EMPLOYMENT OF CUSTODIAN. The Corporation shall place and maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the Investment Company Act or may serve as its own custodian but only in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Corporation, including the designation of the particular class or series to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Corporation or any custodian, with the consent of the Corporation, may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                               ARTICLE VII

                             INDEMNIFICATION

     SECTION 7.01. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the Corporation in which such person shall have been adjudged to be liable to the Corporation), by reason of being or having been a director or officer of the Corporation, or serving or having served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another entity in which the Corporation has an interest as a shareholder, creditor or otherwise (a "Covered Person"), against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable expenses (including attorney's fees) actually incurred by the Covered Person in connection with such action, suit or proceeding, except (i) liability in connection with any proceeding in which it is determined that
(A) the act or omission of the Covered Person was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (B) the Covered Person actually received an improper personal benefit in money, property or services, or (C) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful, and
(ii) liability to the Corporation or its security holders to which the Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (any or all of the conduct referred to in clauses (i) and (ii) being hereinafter referred to as "Disabling Conduct").

     SECTION 7.02.  PROCEDURE FOR INDEMNIFICATION.  Any indemnification under
Section 7.01 shall (unless ordered by a court) be made by the Corporation only as authorized for a specific proceeding by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of the proceeding against the Covered Person for insufficiency of evidence of any Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, by a majority of a quorum of the directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act nor parties to the proceeding ("Disinterested, Non-party Directors"), or an independent legal counsel in a written opinion, that the Covered Person was not liable by reason of Disabling Conduct. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the Covered Person did not meet the required standard of conduct; the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the Covered Person did not meet the required standard of conduct. Any determination pursuant to this Section 7.02 shall not prevent recovery from any Covered Person of any amount paid to him in accordance with this By-Law as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of Disabling Conduct.

     SECTION 7.03. ADVANCE PAYMENT OF EXPENSES. Reasonable expenses (including attorney's fees) incurred by a Covered Person may be paid or reimbursed by the Corporation in advance of the final disposition of an action, suit or proceeding upon receipt by the Corporation of (i) a written affirmation by the Covered Person of his good faith belief that the standard of conduct necessary for indemnification under this By-Law has been met and
(ii) a written undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined that such standard of conduct has not been met, so long as either (A) the Covered Person has provided a security for his undertaking, (B) the Corporation is insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of the Disinterested, Non-party Directors, or an independent legal counsel in a written opinion, has determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     SECTION 7.04. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by this By-Law shall not be deemed exclusive of any other rights to which a Covered Person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors, or other provision that is consistent with law, both as to action in an official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while the Covered Person was a director or officer after such Covered Person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such Covered Person. All rights to indemnification and advance of expenses under the charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any Covered Person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of a Covered Person or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

     SECTION 7.05. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such; PROVIDED, HOWEVER, that the Corporation shall not purchase insurance to indemnify any Covered Person against liability for Disabling Conduct.

     SECTION 7.06. SEVERABILITY: DEFINITIONS. The invalidity or unenforceability of any provision of this Article VII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VII means this Article VII in its entirety.

                              ARTICLE VIII

                            SUNDRY PROVISIONS

     SECTION 8.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

     SECTION 8.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     SECTION 8.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 8.04. VOTING STOCK IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chairman, the President, a Vice-President, the Treasurer or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 8.05. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 8.06. CONTRACTS AND AGREEMENTS. To the extent permitted by applicable law, and except as otherwise prescribed by the charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     SECTION 8.07. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     SECTION 8.08. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

     SECTION 8.09.   AMENDMENTS.  Subject to the special provisions of
Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new bylaws, or to amend, alter or repeal any of these By-Laws of the Corporation.